UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     May 21, 2018

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Todd Taylor - Chief Financial Officer

On May 21, 2018, Todd Taylor notified Impac Mortgage Holdings, Inc. (the “Company”) that he will be stepping down as Chief Financial Officer effective that day. Mr. Taylor will remain with the Company until June 30, 2018 in order to ensure a smooth transition of responsibilities.

Appointment of Brian Kuelbs - Executive Vice President and Chief Financial Officer

On May 21, 2018, the Board of Directors appointed Brian Kuelbs, age 54, as Executive Vice President and Chief Financial Officer of the Company. From August 2015 to December 2017, Mr. Kuelbs was Executive Vice President and Chief Investment Officer of Banc of California, Inc. Prior to that, from January 2014 to July 2015, Mr. Kuelbs served as Executive Managing Director, Chief Financial Officer and Head of Capital Markets for Home Point Financial Corporation, where he led acquisition due diligence, transaction structuring and pricing, post-settlement integration, and business strategy. Mr. Kuelbs has held various senior management positions throughout his more than 25 years in capital management including: Chief Investment Officer and Chief Financial Officer of Aurora Bank FSB; Managing Director of Capital Markets at Countrywide Financial; Executive Vice President and Chief Financial Officer of GMAC Bank; and Founder, Chief Executive Officer and President of GMAC Mortgage Asset Management Inc. and Core Cap, Inc. Mr. Kuelbs has focused on enterprise risk modeling, institutional investor business development, and transaction execution in addition to having launched start-up financial services companies, and managed scale and complex organizations. Mr. Kuelbs received his Masters with honors from the University of Notre Dame and his Bachelors with a focus on Mathematics, Quantitative Analysis and Finance from the University of Wisconsin.

In connection with his appointment as Chief Financial Officer, on May 14, 2018, Mr. Kuelbs entered into an employment agreement (the “Agreement”) with the Company with a term effective May 14, 2018 until May 14, 2020 and no automatic extension. Pursuant to the Agreement, Mr. Kuelbs will receive a base annual salary of $450,000 and an annual stay bonus of $250,000 payable on May 14, 2019 and May 14, 2020, if employed by the Company on each such date (the “Stay Bonus”). The Stay Bonus will be payable $125,000 in cash and $125,000 in shares of restricted common stock that will vest annually in three equal portions. Mr. Keulbs will also be eligible to receive an annual bonus in the sole discretion of the Company’s Board of Directors (the “Discretionary Bonus”). If the Board approves a Discretionary Bonus, then the first $250,000 will be paid in cash, and any amount in excess of $250,000 will be paid half in cash and half in restricted shares of common stock of the Company that will vest annually in three equal installments and at a price per share based on the average closing price of the common stock on the 20 trading days prior to the date of the bonus. Upon a change of control, termination without cause or if employment is not extended by either party through the vesting date, then any unvested restricted shares granted pursuant to the Stay Bonus or Discretionary Bonus will immediately vest.

Mr. Kuelbs will also be eligible to participate in the Company’s stock option program. Mr. Kuelbs will be granted 30,000 options at the first meeting of the Board of Directors after the date he begins his employment. Additionally, if George Mangiaracina, the Company’s President, receives any options during 2018, Mr. Kuelbs will receive a matching grant on the same terms of a maximum of up to 20,000 options (the “Matching Options”). Mr. Kuelbs will be entitled to receive all other benefits of employment generally available to the Company’s other employees when and as he becomes eligible for them, including, medical, dental, life, 401K matches and disability insurance benefits. He will also be reimbursed for reasonable and necessary business expenses and be entitled to five weeks of paid vacation annually.

Upon termination of Mr. Keulb for any reason, including death or disability, he will receive accrued salary, vacation time and benefits under the Company’s benefit plans through the date of termination (the “Accrued Benefits”). If the Company terminates Mr. Kuelbs for cause by providing written notice and a 30 day period for Mr. Kuelbs to cure such circumstances, if curable, then he will the Accrued Benefits. Pursuant to the Agreement, “cause” generally means the existence of any of the following, as determined by an affirmative majority vote of the Board of Directors: (a) conviction of, or entry of plea of nolo contendere to, a crime of dishonesty or a felony leading to incarceration of more than 90 days or a penalty or fine of $100,000 or more, (b) material and substantial failure to perform duties after 30 days’ written notice (and given a reasonable time to correct any failures, if possible), (c) willful misconduct or gross negligence that causes material harm, (d) material breach by the officer of the terms of the Agreement or any other obligation, or (e) to the extent curable, failing to cure in 30 days a material breach by the officer of any of the material terms of the Agreement or any other agreement between the officer and the Company but the Company may not terminate if the breach is cured within a reasonable time.

If Mr. Kuelbs resigns from his position without good reason, he will receive the Accrued Benefits through the termination date. If the Company chooses to accelerate his resignation upon receipt of his 30 day written notice, Mr. Kuelbs will be entitled to receive payment in lieu of notice in the amount of cash he would have received had his termination not been accelerated.  “Good reason” means the existence of any of the following with respect to the officer without prior written consent: (a) a reduction in title, scope of duties and responsibilities, or the level of management to which he reports, which constitutes a material negative change, (b) a reduction in level of annual salary, (c) a relocation of the principal assigned business location and place of employment by more than forty (40) miles, (d) a material breach of any material terms of the Agreement by the Company or any other agreement between the officer and the Company, or (e) the failure of the Company to have a successor entity specifically assume the Agreement. To claim good reason, the following events must occur: (i) the officer must provide written notice within 90 days of knowing or having reason to know of the existence or occurrence of the event, (i) the Company fails to cure within 60 days after notice, and (iii) the officer resigns within 60 days of the end of the cure period (for (e), within 90 days after providing notice).

If the Company terminates employment without cause or Mr. Kuelbs resigns for good reason, then Mr. Kuelbs will receive (a) Accrued Benefits through the termination date and (b) contingent on Mr. Kuelbs releasing all claims against the Company and not revoking the release, the following benefits (the “Severance Benefits”):

(1)                                 base salary and COBRA benefits for an additional six (6) months,

(2)                                 if the termination date is on or after November 14, 2018 but before May 14, 2019, the Stay Bonus that would have been paid on May 14, 2019, or, if the termination date is on or after November 14, 2019 but before May 14, 2020, the Stay Bonus that would have been paid on May 14, 2020, and

(3)                                 all restricted stock awards will immediately vest.

If the Company decides not to renew the Agreement, it will provide to Mr. Kuelbs base salary and COBRA benefits for an additional six (6) months, contingent on his cooperation in transitioning his duties to a new person.

Except as described above, there is no arrangement or understanding between Mr. Kuelbs and any other person pursuant to which he was appointed Executive Vice President and Chief Financial Officer and there are no family relationships between Mr. Kuelbs and any executive officer or director of the Company. There have been no transactions between Mr. Kuelbs and the Company required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01.                                        Regulation FD.

On May 21, 2018, the Company issued a press release announcing leadership transition. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated May 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: May 25, 2018

	By:	/s/ Ron Morrison
	Name:	Ron Morrison
	Title:	EVP & General Counsel